Exhibit 10.2

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (“Release”) is executed this 11th day of October, 2007 between Dutchess Private Equities Fund, Ltd., a Cayman Islands exempted company (“Dutchess”), and Eagle Broadband, Inc., a Texas corporation (“Eagle”).

WHEREAS, Eagle is indebted to Dutchess pursuant to (i) that certain Amended Debenture Agreement dated March 20, 2006 with an original Issuance Date of February 10, 2006 (“February Debenture”), (ii) that certain Promissory Note dated July 24, 2006 (“Note 1”), and (iii) that certain Promissory Note dated February 2, 2007 (“Note 2”) (collectively, the “Obligations”); and

WHEREAS the parties have agreed to amicably settle and compromise all disputes and differences they have or may have relating to the Obligations existing as of this date, which are released herein.

NOW, THEREFORE, in exchange for (i) the payment by Eagle of four million three hundred thousand dollars ($4,300,000) (the “Cash Payment”), (ii) the issuance by Eagle of a convertible debenture, dated as of the date hereof, in the amount of two million dollars ($2,000,000) (the “New Convertible Debenture”), and (iii) the mutual promises and covenants contained herein, each Party hereby agrees as follows:

1.

Each party acknowledges that (i) the Cash Payment is made in full and complete satisfaction of the Note 2, and in partial satisfaction of Note 1, and (ii) the New Convertible Debenture is issued in exchange for the portion of the obligation under Note 1 and the February Debenture, not satisfied by the Cash Payment.  Therefore, the New Convertible Debenture and the shares of common stock issuable thereunder shall be deemed to have a holding period that commenced as of the original Issuance Date(s) (as that term is defined in the February Debenture and Note 1).

2.

Each party remises, releases, acquits, satisfies and forever discharges the other party and its heirs, personal representatives, successors, assigns, employees, agents and attorneys from all actions, suits, debts, sums of money, accounts, damages, judgments, executions, claims and demands whatsoever arising from and limited to the Obligations, and any claims that could have been raised in law or in equity, which the releasing party ever had, now has, or may have, or which any personal representatives, successors, assigns, employees, agents and attorneys, for, or upon by reason of any matter, cause or thing whatsoever strictly relating to the Obligations up to the date of this Release.

3.

Dutchess releases Eagle, Clearworks.net, Inc., and Clearworks Communications, Inc. from the Amended and Restated Security Agreement dated February 2, 2007, and also releases David Micek from the Amended and Restated Share Pledge Agreement dated February 2, 2007.  Dutchess authorizes Eagle to file a UCC-3 financing statement amendment for the purpose of terminating the UCC-1 financing statement on file with the Texas Secretary of State, File No. 06-0004918836.

4.

This Release shall be governed by, and interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to conflict of laws principles.

5.

That each person signing this Release has the authority to execute same on behalf of the party for whom he or she is signing and to bind that party, and all who might claim through it, to the terms of this Release.

6.

This Release may not be amended or modified except by a written instrument signed by all of the parties hereto.

7.

This Release is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms.  This Release, including the recitals set forth herein, constitutes the entire and only agreement and understanding among the parties, and supersedes any and all prior discussions, negotiations and/or agreements, whether oral or in writing, among the parties.

8.

This Release may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

9.

If any provision of this Release is held to be invalid by a court of competent jurisdiction, the remaining provisions will nevertheless remain in full force and effect.

WHEREFORE, the parties state they have read this Release and fully understand and accept its terms in their entirety and without reservation.

SIGNATURES

EAGLE BROADBAND, INC.

By:	/s/ Brian Morrow
Brian Morrow
Chief Operating Officer

DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:	/s/ Douglas Leighton
Douglas Leighton
Director

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